UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 17, 2025, Sagimet Biosciences Inc. (the “Company”) issued a press release announcing its entry into a license agreement with Assia Chemical Industries Ltd., doing business as TAPI Technology & API Services (“TAPI”), a subsidiary of Teva Pharmaceutical Industries Ltd. (the “License Agreement”). Under the License Agreement, TAPI granted the Company a global, exclusive license to certain intellectual property rights covering innovative forms of TAPI’s resmetirom active pharmaceutical ingredient (“API”) for the Company’s technical evaluation and manufacture, and, if elected by the Company following an evaluation period, further development of a fixed-dose combination product containing denifanstat and resmetirom.

The Company previously made a non-refundable up-front payment to TAPI in the amount of $2.5 million upon execution of a term sheet. Pursuant to the License Agreement, TAPI may be eligible to receive low single-digit royalties and potential additional manufacturing-related milestones of up to $5.5 million. The License Agreement terminates upon the date certain TAPI know-how ceases to be confidential information or the last of the TAPI patents expires, whichever is later, unless earlier terminated by either party in accordance with the terms of the License Agreement.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release of Sagimet Biosciences Inc., dated December 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: December 17, 2025	By:	/s/ David Happel
David Happel
Chief Executive Officer